UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2023

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 400 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code
233 Wilshire Blvd. Suite 400, Santa Monica, CA 90401

(Former name or former address if changed since last report,)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, on November 13, 2022, Opiant Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Indivior Inc., a Delaware corporation (“Parent”), and Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall survive as a wholly owned subsidiary of Parent (the “Merger”).

On March 1, 2023, the Company held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 4, 2023, and mailed to the Company’s stockholders on January 6, 2023.

As of January 4, 2023, the record date for the Special Meeting, there were 5,268,677 shares of the Company’s Common Stock issued and outstanding. At the Special Meeting, a total of 3,546,030 shares of the Company’s Common Stock were present in person or by proxy, representing 67.30% of the total number of shares outstanding and entitled to vote at the Special Meeting and a quorum for all matters before the stockholders as required by the Company’s Amended and Restated Bylaws.

The number of votes cast for and against, as well as abstention votes and broker non-votes, as applicable, with respect to each proposal presented at the Special Meeting was as follows:

Proposal No. 1 - Adoption of the Merger Agreement.

The stockholders approved the adoption of the Merger Agreement as follows:

FOR	AGAINST	ABSTAIN
3,238,824	304,509	2,697

Proposal No. 2 - Approval on a non-binding advisory basis of the certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

The stockholders approved, on non-binding advisory basis, the certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger as follows:

FOR	AGAINST	ABSTAIN
2,846,362	603,221	96,447

Proposal No. 3 - Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

The stockholders approved the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement as follows:

FOR	AGAINST	ABSTAIN
3,184,106	344,627	17,297

However, because Proposal No. 1 to adopt the Merger Agreement was approved, the adjournment of the Special Meeting was not necessary to continue to solicit additional proxies and, accordingly, the Special Meeting was not adjourned.

Based on the results of the Special Meeting, and subject to the satisfaction or waiver of certain other closing conditions that by their nature are to be satisfied at the closing of the Merger, as described in the Merger Agreement, the closing of the Merger is expected to take place as soon as practicable on a date no later than Monday, March 6, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.

Date: March 1, 2023	By:	/s/ David O'Toole
David O’Toole
Chief Financial Officer